POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Stephan W. Zumsteg whose signature appears below constitutes and appoints Roger John Lesinski and Ghazaleh Koefod, and each of them, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any Form 3, Forms 4 and Forms 5 and all amendments thereto and to file the same and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Date: August 15, 2002                       By: /s/ Stephan W. Zumsteg
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                                                           Signature